EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of February 4, 2005 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Blackboard Inc. on February 1, 2006 Accession Number 0001104659-06-005291 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2005 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Blackboard Inc. on February 1, 2006 Accession Number 0001104659-06-005291 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2005 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Blackboard Inc. on February 1, 2006 Accession Number 0001104659-06-005291 and incorporated herein by reference.

Power of Attorney, dated as of March 8, 2005 for Ivy Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Blackboard Inc. on February 1, 2006 Accession Number 0001104659-06-005291 and incorporated herein by reference.